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                                  EXHIBIT 23.6


                             CONSENT OF ACCOUNTANTS

We have issued our report dated February 2, 2001, accompanying the financial statements of Vestin Group, Inc. and Subsidiaries, contained in DM Mortgage Investors, LLC's Registration Statement and Prospectus. We consent to the use of the aforementioned report in DM Mortgage Investors, LLC's Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Reno, Nevada
April 4, 2001